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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2000 (except for the last paragraph of Note 12, as to which the date is March 14, 2000) in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Virage, Inc. for the registration of shares of its common stock.


     Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------

San Jose, California

March 30, 2000